Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Third Quarter 2007 Financial Results
ATLANTA, October 29, 2007 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2007.
Highlights of Financial Results
•	Net loss for the 2007 third quarter was $3.0 million or $(0.31) per basic and diluted share, compared to a net loss of $4.2 million, or $(0.69) per basic and diluted share for the same period in 2006. The third quarter 2007 net loss included a $6.9 million charge for stock-based compensation, most of which resulted from the issuance of additional performance units in accordance with the anti-dilution provisions of the Company’s 2006 Management Incentive Plan. The net loss also included an operational restructuring charge of $1.6 million related to the Company’s successful sub-leasing and exit of approximately 25% of its headquarters office space. The third quarter 2006 net loss included earnings from discontinued operations of $0.7 million, an operational restructuring charge of $0.2 million and a charge of $4.1 million for stock-based compensation.

•	Adjusted EBITDA for the 2007 third quarter was $10.7 million compared to $7.2 million of adjusted EBITDA for the same period in 2006. The 2007 third quarter adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $1.6 million operational restructuring charge related to the exit of a portion of its headquarters office space and the $6.9 million charge for stock-based compensation. The comparable adjusted EBITDA amount for the third quarter of 2006 excludes from EBITDA for such period the charge of $4.1 million related to stock-based compensation and the operational restructuring charge of $0.2 million. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

•	Consolidated revenue for the third quarter of 2007 was $53.2 million, a decrease of 2.9% compared to $54.8 million for the same period in 2006. Cost of revenue and SG&A expenses combined were $51.1 million for the 2007 third quarter, down 5.7% compared to the same period in 2006.

•	Net earnings for the first nine months of 2007 were $17.1 million or $1.80 per basic and diluted share, which included the previously announced gain on the sale of the Meridian business of $19.5 million, earnings from discontinued operations of $0.3 million, the $1.6 million lease exit restructuring charge and $12.3 million of stock-based compensation expense which was also mostly attributable to the anti-dilution provisions of the Company’s 2006 Management

Incentive Plan. This compares to a net loss of $18.2 million, or $(2.95) per basic and diluted share for the same period in 2006, which included earnings from discontinued operations of $1.9 million, a $10 million non-cash charge related to the Company’s March 2006 financial restructuring, a charge of $4.8 million related to stock-based compensation, and $2.1 million of operational restructuring charges.

•	Adjusted EBITDA for the nine months ended September 30, 2007 was $29.8 million compared to $17.6 million of adjusted EBITDA for the same period in 2006. The 2007 adjusted EBITDA excludes the $19.5 million gain on the sale of the Meridian business, earnings from discontinued operations of $0.3 million, the $1.6 million lease exit restructuring charge and the $12.3 million of stock-based compensation charges. The comparable adjusted EBITDA amount for the first nine months of 2006 excludes the earnings from discontinued operations of $1.9 million, the non-cash charge of $10 million related to the Company’s financial restructuring, the charge of $4.8 million related to stock-based compensation, and the operational restructuring charge of $2.1 million.

•	Consolidated revenue in the first nine months of 2007 was $163.6 million compared to $165.7 million for the same period in 2006. Cost of Revenue and SG&A expenses combined were $151.4 million for the first nine months of 2007, down 5.8% compared to the same period in 2006.
Liquidity
At September 30, 2007 the Company had cash and cash equivalents of $27.8 million and had no borrowings against its revolving credit facility. As recently announced, on October 4, 2007 the Company completed the redemption of its 11% Senior Notes and its 10% Senior Convertible Notes and on October 19, 2007 completed the redemption of its Series A Convertible Preferred Stock. As a result of the call for redemption, virtually all of the convertible securities were converted into shares of PRG-Schultz common stock.
Following the completion of the conversions and redemptions, the Company has approximately 21.5 million shares of common stock outstanding, a $45 million term loan due September 2011 and cash and cash equivalents exceeding $20 million.
“We are pleased to report another quarter of significant progress,” said James B. McCurry, chairman, president and chief executive officer. “We registered our seventh successive quarter of year-over-year increase in adjusted EBITDA, while continuing to build our capabilities in new areas of recovery audit, and in providing new services, beyond recovery audit, to our existing client base.”

Third Quarter Earnings Call
As previously announced, management will hold a conference call at 8:30 AM (EDT) tomorrow to discuss its 2007 third quarter and year-to-date financial results. To access the conference call, listeners in the U.S. and Canada should dial 1-888-713-4213 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-213-4865. To be admitted to the call, listeners should use passcode 93451143. A replay of the call will be available one hour after the conclusion of the live call, extending through November 30, 2007. To directly access the replay, dial 1-888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 96844003.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “(NASDAQ: PRGX)” under “Investor Relations”) or click PRGX Investor Relations. A replay of the audiocast will be available at the same location beginning one hour after the conclusion of the live audiocast, extending through November 30, 2007. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from http://www.microsoft.com/windows/windowsmedia/download
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Management uses these measures in evaluating the Company’s financial performance and believes that providing investors with this information provides greater transparency and insight into management’s assessment and analysis of that performance. Additionally, rating agencies and a number of lenders, including the Company’s secured lenders, use measures similar to EBITDA and adjusted EBITDA to assess the Company’s performance. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.

Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition and liquidity, the existence and continuation of the Company’s significant progress, the building of capabilities in new areas of recovery audit, and the Company’s progress in providing new services. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to attract and retain personnel, Medicare audit revenues that do not meet expectations or justify costs incurred, the Company’s ability to replace the declining revenues from its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business and the success of its restructuring plan, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2007. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Revenues	$53,207	$54,830	$163,552	$165,686
Cost of revenues	33,511	37,531	105,624	117,254

Gross margin	19,696	17,299	57,928	48,432

Selling, general and administrative expenses	17,562	16,605	45,730	43,408
Operational restructuring expenses	1,644	153	1,644	2,141

Operating income	490	541	10,554	2,883

Interest expense, net	3,133	5,278	12,023	12,137
Loss on financial restructuring	—	(82)	—	10,047

Earnings (loss) from continuing operations before income taxes and discontinued operations	(2,643)	(4,655)	(1,469)	(19,301)

Income taxes	337	306	1,212	760

Earnings (loss) from continuing operations before discontinued operations	(2,980)	(4,961)	(2,681)	(20,061)

Discontinued operations:
Operating income, net of taxes	(11)	727	304	1,643
Gain (loss) on disposal	—	—	19,460	245

Earnings (loss) from discontinued operations, net of taxes	(11)	727	19,764	1,888

Net earnings (loss)	$(2,991)	$(4,234)	$17,083	$(18,173)

Basic and diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$(0.31)	$(0.80)	$(0.34)	$(3.24)
Earnings (loss) from discontinued operations	—	0.11	2.14	0.29

Net earnings (loss)	$(0.31)	$(0.69)	$1.80	$(2.95)

Weighted average common shares outstanding:
Basic	10,275	6,575	9,247	6,391

Diluted	10,275	6,575	9,247	6,391

Certain reclassifications have been made to the 2006 amounts to conform to the presentation in 2007.
These reclassifications include the presentation of the Meridian reporting segment as discontinued operations.

SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$27,757	$30,228
Restricted cash	242	139
Receivables:
Contract receivables	39,993	39,703
Employee advances and miscellaneous receivables	355	2,534

Total receivables	40,348	42,237

Prepaid expenses and other current assets	3,007	2,092
Current assets of discontinued operations	2,152	52,320

Total current assets	73,506	127,016

Property and equipment	7,151	8,810
Goodwill	4,600	4,600
Intangible assets	21,770	23,062
Other assets	8,301	11,058
Noncurrent assets of discontinued operations	—	4,121

Total assets	$115,328	$178,667

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portions of debt obligations	$477	$750
Accounts payable and accrued expenses	14,183	17,959
Accrued payroll and related expenses	27,578	37,224
Refund liabilities and deferred revenue	10,437	10,657
Current liabilities of discontinued operations	—	55,208

Total current liabilities	52,675	121,798

Senior notes	44,812	43,796
Senior convertible notes	28,216	68,030
Other debt obligations	647	25,096
Noncurrent compensation obligations	10,704	5,859
Other long-term liabilities	7,643	7,372

Total liabilities	144,697	271,951

Mandatorily redeemable participating preferred stock	6,481	11,199

Shareholders’ equity (deficit):
Common stock	158	84
Additional paid-in capital	563,211	513,920
Accumulated deficit	(555,065)	(571,818)
Accumulated other comprehensive income	4,556	2,041
Treasury stock at cost	(48,710)	(48,710)

Total shareholders’ equity (deficit)	(35,850)	(104,483)

Total liabilities and shareholders’ equity (deficit)	$115,328	$178,667

2006 balances have been reclassified to present the assets and liabilities of the Meridian reporting segment as those of discontinued operations. Meridian was sold in May 2007.

SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA:

Net earnings (loss)	$(2,991)	$(4,234)	$17,083	$(18,173)

Adjust for:
Earnings (loss) from discontinued operations	(11)	727	19,764	1,888

Earnings (loss) from continuing operations	(2,980)	(4,961)	(2,681)	(20,061)

Adjust for:
Income taxes	337	306	1,212	760
Interest	3,133	5,278	12,023	12,137
Loss on financial restructuring	—	(82)	—	10,047
Depreciation and amortization	1,699	2,394	5,263	7,733

EBITDA	2,189	2,935	15,817	10,616

Operational restructuring expenses	1,644	153	1,644	2,141
Stock-based compensation	6,886	4,101	12,315	4,835

Adjusted EBITDA	$10,719	$7,189	$29,776	$17,592

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Management uses these measures in evaluating the Company’s financial performance and believes that providing investors with this information provides greater transparency and insight into management’s assessment and analysis of that performance. Additionally, rating agencies and a number of lenders, including the Company’s secured lenders, use measures similar to EBITDA and adjusted EBITDA to assess the Company’s performance. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:

Net earnings (loss)	$(2,991)	$(4,234)	$17,083	$(18,173)
Earnings (loss) from discontinued operations	(11)	727	19,764	1,888

Earnings (loss) from continuing operations	(2,980)	(4,961)	(2,681)	(20,061)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used in) operations:
Loss on financial restructuring	—	(82)	—	10,047
Depreciation and amortization	1,699	2,394	5,263	7,733
Stock-based compensation expense	6,886	4,101	12,315	4,835
Amortization of debt discounts and deferred costs	448	552	2,451	1,130
(Increase) decrease in receivables	(3,040)	(2,398)	3,899	9,355
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(3,218)	990	(13,857)	(7,083)
Other, primarily changes in assets and liabilities	666	195	(492)	1,177

Net cash provided by (used in) operating activities	461	791	6,898	7,133

Cash flows from investing activities — purchases of property and equipment, net of disposals	(1,033)	(358)	(2,172)	(766)

Net cash provided by (used in) financing activities	(1,700)	—	(27,069)	(831)

Cash flows from discontinued operations	(125)	(264)	18,944	459

Effect of exchange rates on cash and cash equivalents	572	(103)	928	927

Net increase (decrease) in cash and cash equivalents	(1,825)	66	(2,471)	6,922

Cash and cash equivalents at beginning of period	29,582	15,217	30,228	8,361

Cash and cash equivalents at end of period	$27,757	$15,283	$27,757	$15,283